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                                DELAWARE IPRINT, INC.


                CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                OF THE TERMS OF THE
        SERIES A, SERIES A-1, SERIES B, SERIES B-1, SERIES C AND SERIES C-1
                                  PREFERRED STOCK

       (Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

       The undersigned Secretary of Delaware iPrint, Inc., organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

       That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on November 17, 1999, adopted the following resolution creating
(i) a series of 4,396,095 shares of Preferred Stock designated as Series A Preferred Stock, (ii) a series of 4,396,095 shares of Preferred Stock designated as Series A-1 Preferred Stock, (iii) a series of 6,053,497 shares of Preferred Stock designated as Series B Preferred Stock, (iv) a series of 6,053,497 shares of Preferred Stock designated as Series B-1 Preferred Stock,
(v) a series of 5,953,490 shares of Preferred Stock designated as Series C Preferred Stock, and (vi) a series of 5,953,490 shares of Preferred Stock designated as Series C-1 Preferred Stock.

       RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, series of Preferred Stock of the Corporation be and they hereby are created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

       DESIGNATION AND AMOUNT. The first series of Preferred Stock shall be comprised of 4,396,095 shares and shall be designated "Series A Preferred Stock." The second series of Preferred Stock shall be comprised of 4,396,095 shares and shall be designated "Series A-1 Preferred Stock." The third series of Preferred Stock shall be comprised of 6,053,497 shares and shall be designated "Series B Preferred Stock." The fourth series of Preferred Stock shall be comprised of 6,053,497 shares and shall be designated "Series B-1 Preferred Stock." The fifth series of Preferred Stock shall be comprised of 5,953,490 shares and shall be designated "Series C Preferred Stock." The sixth series of Preferred Stock shall be comprised of 5,953,490 shares and shall be designated "Series C-1 Preferred Stock."

       The relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, Series B-1 Preferred Stock, the Series C Preferred Stock, and the Series C-1 Preferred Stock (collectively, the "Preferred Stock") and the Common Stock are as follows:


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       1.     DIVIDENDS.

              (a) DIVIDEND RIGHTS. The holders of outstanding Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, non-cumulative dividends in cash at the rate equal to $0.064 per share of Series A Preferred Stock, $0.064 per share of Series A-1 Preferred Stock, $0.0875 per share of Series B Preferred Stock, $0.0875 per share of Series B-1 Preferred Stock, $0.2352 per share of Series C Preferred Stock and $0.2352 per share of Series C-1 Preferred Stock, as adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits or similar events (collectively a "Recapitalization Event"), per annum. Dividends may be declared and paid upon Common Stock in any fiscal year of the Corporation only if dividends in the total amount of $0.064 per share, $0.064 per share, $0.0875 per share, $0.0875 per share, $0.2352 per share and $0.2352 per share, respectively, (as adjusted for any Recapitalization Event(s)) shall have been paid or declared and set apart upon all shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock during that fiscal year and no dividends shall be paid on any share of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section 1(a)) is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Preferred Stock could then be converted. The right to dividends on Preferred Stock shall not be cumulative and no right shall accrue to holders of Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest.

       2.     LIQUIDATION PREFERENCE.

              (a) AMOUNT, PRIORITY, ETC. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

                     (i) The holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock, the amount of (A) $0.80 per share of Series A Preferred Stock (the "Original Series A Issue Price"), $0.80 per share of Series A-1 Preferred Stock (the "Original Series A-1 Issue Price"), $1.25 per share of Series B Preferred Stock (the "Original Series B Issue Price"), $1.25 per share of Series B-1 Preferred Stock (the "Original Series B-1 Issue Price"), $3.36 per share of Series C Preferred Stock (the "Original Series C Issue Price") and $3.36 per share of Series C-1 Preferred Stock (the "Original Series C-1 Issue Price") (each as adjusted for any Recapitalization Event), and (B) all declared and unpaid dividends thereon. If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Preferred Stock the full amounts to which they respectively shall be entitled (including any declared but unpaid dividends), the holders of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.


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                     (ii)   Upon the completion of the distribution
contemplated pursuant to Section 2(a)(i) above and until such time as the holders of Series A Preferred Stock shall have received $1.60 per share, the holders of Series A-1 Preferred Stock shall have received $1.60 per share, the holders of Series B Preferred Stock shall have received $2.50 per share, the holders of Series B-1 Preferred Stock shall have received $2.50 per share, the holders of Series C Preferred Stock shall have received $6.72 per share and the holders of Series C-1 Preferred Stock shall have received $6.72 per share in the aggregate pursuant to Section 2(a)(i) and this Section 2(a)(ii), if assets remain in the Company, such remaining assets shall be distributed to the holders of the Common Stock, the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock which all shall be entitled to share ratably (on an as-converted-to-Common Stock basis) in the remaining assets of the Company. As soon as the holders of Series A, Series A-1, Series B, Series B-1, Series C and Series C-1 Preferred Stock have received such amounts, shares of Series A, Series A-1, Series B, Series B-1, Series C and Series C-1 Preferred Stock shall no longer share ratably in the assets then remaining for distribution and all remaining assets available for distribution, if any, shall be distributed, ratably among the holders of the Common Stock based upon the number of shares of Common Stock then held by them.

              (b) MERGER OR REORGANIZATION. For purposes of this paragraph 2, a merger or consolidation of the Corporation (or any corporation affiliated with the Corporation) with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation (or any corporation affiliated with the Corporation), in one or more transactions or a series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, or a sale of all or substantially all of the assets of the Corporation in one or more transactions or a series of related transactions, or the issuance of securities by the Corporation in one or more related transactions which results in a third party or group of third parties obtaining more than fifty percent (50%) of the voting power of the Corporation shall be treated as a liquidation, dissolution or winding up of the Corporation. The valuation of any securities or other property other than cash received by the Corporation in any transaction covered by this subparagraph 2(b) shall be computed at the fair value thereof at the time of receipt as determined in good faith by the Board of Directors (which must include the vote of the Series A Designee, the Series B Preferred Designee and the Series C Preferred Designee (as defined in Section 5(b) below)).

              (c) Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property. Any securities shall be valued as follows:

                     (i) Securities not subject to investment letter or other similar restriction on free marketability covered by (ii) below:

                            (A)    If traded on a securities exchange or
through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;


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                            (B)    If actively traded over-the-counter but
not on the Nasdaq National Market, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                            (C)    If there is no active market, the value
shall be the fair market value thereof, as mutually determined by the Board of Directors of the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                     (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors of the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                     (iii) In the event the requirements of this Section 2(b) are not complied with, this Corporation shall forthwith either:

                            (A)    cause such closing to be postponed until
such time as the requirements of this Section 2(b) have been complied with; or

                            (B)    cancel such transaction, in which event
the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges as set forth herein.

              (d) The holders of Preferred Stock shall have no priority or preference with respect to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

       3. CONVERSION. The holders of the Preferred Stock shall have conversion rights (the "Conversion Rights") as follows:

              (a) OPTIONAL CONVERSION. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Preferred Stock may be converted shall be determined by dividing $0.80 for the Series A Preferred Stock, $0.80 for the Series A-1 Preferred Stock, $1.25 for the Series B Preferred Stock, $1.25 for the Series B-1 Preferred Stock, $3.36 for the Series C Preferred Stock and $3.36 for the Series C-1 Preferred Stock by the appropriate Conversion Price (as hereinafter defined) in effect at the time of conversion. The Series A Conversion Price shall be $0.80, the Series A-1 Conversion Price shall be $0.80, the Series B Conversion Price shall be


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$1.25, the Series B-1 Conversion Price shall be $1.25, the Series C
Conversion Price shall be $3.36 and the Series C-1 Conversion Price shall be $3.36, subject to adjustment as provided in Section 4 below.

              (b) AUTOMATIC CONVERSION - INITIAL PUBLIC OFFERING. Each share of Preferred Stock shall automatically be converted into shares of Common Stock utilizing the then effective Conversion Price for each such share upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price to the public of not less than $5.04 per share (as adjusted for any Recapitalization Event(s)) and an aggregate offering price to the public of not less than $15,000,000. In the event of such an offering, the person(s) entitled to receive the Common issuable upon such automatic conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

              (c) AUTOMATIC CONVERSION - VOTE. Each share of Preferred Stock shall automatically be converted into shares of Common Stock utilizing the then effective Conversion Price for each such share upon the written consent of holders of not less than sixty-six and two-thirds percent
(66 2/3%) of the then outstanding shares of Preferred Stock, voting on an as-converted basis.

              (d)    MANDATORY CONVERSION INTO SHADOW STOCK.

                     (i)    DEFINITIONS.

                            (A)    "FINANCING" means any issuance of Common
Stock (including securities exercisable for or convertible into Common Stock) in a transaction or series of related transactions with gross proceeds to the corporation equal to or greater than $100,000 where the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are offered an opportunity to purchase their Preferred Stock Pro Rata Share (as hereinafter defined) of the additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) issued in such transaction.

                            (B)    "PREFERRED STOCK PRO RATA SHARE" shall
mean the amount determined by multiplying the total number of shares of Common Stock (including securities exercisable for or convertible into Common Stock) offered for sale by the corporation in a Financing to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock by a fraction, (x) the numerator of which is the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by such holder and (y) the denominator of which is the total number of shares Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion of any securities then outstanding.

                            (C)    "SERIES A DILUTIVE ISSUANCE" shall mean an
issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect on the date of and immediately prior to such issue.


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                            (D)    "SERIES B DILUTIVE ISSUANCE" shall mean an
issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series B Preferred Stock in effect on the date of and immediately prior to such issue.

                            (E)    "SERIES C DILUTIVE ISSUANCE" shall mean an
issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series C Preferred Stock in effect on the date of and immediately prior to such issue.

                            (F)    "PARTICIPATING INVESTOR" shall mean any
holder of Series A Preferred Stock that purchases at least its Preferred Stock Pro Rata Share of a Series A Dilutive Issuance, any holder of Series B Preferred Stock that purchases at least its Preferred Stock Pro Rata Share of a Series B Dilutive Issuance and any holder of Series C Preferred Stock that purchases at least its Preferred Stock Pro Rata Share of a Series C Dilutive Issuance.

                            (G)    "NON-PARTICIPATING INVESTOR" shall mean any
holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that is not a Participating Investor.

                     (ii) SHADOW PREFERRED. In the event the Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) in a Series A Dilutive Issuance, each share of Series A Preferred Stock held by each and every Nonparticipating Investor shall, immediately prior to the closing of the applicable Series A Dilutive Issuance (the "Series A Closing"), be automatically converted into one fully paid and nonassessable share of Series A-1 Preferred Stock plus such number of fully paid and nonassessable shares of Common Stock based on the "Series A Forced Conversion Rate." The "Series A Forced Conversion Rate" shall be equal to the difference between the Conversion Rates in effect for the Series A Preferred Stock and the Series A-1 Preferred Stock immediately prior to the Series A Closing of the applicable Series A Dilutive Issuance. In the event the Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) in a Series B Dilutive Issuance, each share of Series B Preferred Stock held by each and every Nonparticipating Investor shall, immediately prior to the closing of the applicable Series B Dilutive Issuance (the "Series B Closing"), be automatically converted into one fully paid and nonassessable share of Series B-1 Preferred Stock plus such number of fully paid and nonassessable shares of Common Stock based on the "Series B Forced Conversion Rate." The "Series B Forced Conversion Rate" shall be equal to the difference between the Conversion Rates in effect for the Series B Preferred Stock and the Series B-1 Preferred Stock immediately prior to the Series B Closing of the applicable Series B Dilutive Issuance. In the event the Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) in a Series C Dilutive Issuance, each share of Series C Preferred Stock held by each and every Nonparticipating Investor shall, immediately prior to the closing of the applicable Series C Dilutive Issuance (the "Series C Closing"), be automatically converted into one fully paid and nonassessable share of Series C-1 Preferred Stock plus such number of fully paid and nonassessable shares of Common Stock based on the "Series C Forced Conversion Rate." The "Series C Forced Conversion Rate" shall be equal to the difference between the Conversion Rates in effect for the Series C Preferred

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Stock and the Series C-1 Preferred Stock immediately prior to the Series C
Closing of the applicable Series C Dilutive Issuance. Upon the conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock held by a Nonparticipating Investor as set forth herein, such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall no longer be outstanding on the books of the corporation and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and, if applicable, Common Stock on the date of the Closing of the applicable Series A Dilutive Issuance, Series B Dilutive Issuance or Series C Dilutive Issuance, as the case may be.

                     (iii) NOTICE OF CONVERSION. The Corporation shall deliver to Non-Participating Holders whose shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are converted into Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock, respectively, pursuant to this Section 3(d), a written notice of such conversion within twenty (20) days after the date of the closing of the Equity Financing.

              (e) NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Conversion Date, as determined by the corporation's Board of Directors (which must include the vote of the Series A Designee, the Series B Preferred Designee and the Series C Preferred
Designee) all as defined in Section 5 subsection (b) below. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subparagraph 3(b) or subparagraph 3(c), the outstanding shares of all Preferred Stock, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

              (f) ISSUANCE OF CERTIFICATES. The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at the address of such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder, or order, in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock, and a certificate for any shares of Preferred Stock not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion


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on the date of the closing of the offering or the receipt of the written consent (as the case may be), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

              (g) RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least twenty
(20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

       4.     ADJUSTMENTS TO CONVERSION PRICE.

              (a) STOCK SPLITS. In the event the Corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Preferred Stock, then and in each such event the Conversion Price shall be decreased or increased proportionately.

              (b) STOCK DIVIDENDS, REORGANIZATION, ETC. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Price shall be proportionately decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

              (c) ISSUANCES AT LESS THAN THE CONVERSION PRICE. If at any time after the first date on which a share of Series C Preferred Stock was first issued ("Original Issue Date"), the Corporation shall issue or sell Equity Securities, as defined in subsection (B) below, at a consideration per share (the "Lower Price") less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price of each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (but excluding the Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock) shall be adjusted to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:


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                     (i)    the numerator of which shall be an amount equal
to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (z) an amount equal to the aggregate "consideration actually received" by the Corporation upon such issue or sale, by

                     (ii) the denominator of which shall be an amount equal to the sum of the number of shares of Common Stock outstanding immediately prior to such issue or sale and the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Corporation outstanding immediately prior to such issue or sale and the additional shares of Common Stock issued as and/or issuable upon conversion or exchange of the Equity Securities issued in such issuance or sale.

For purposes hereof the following provisions shall be applicable:

                     (iii) The Conversion Price of Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock shall not be subject to further adjustment as provided in Section 4(c) hereof.

                     (iv) The term "Equity Securities" shall mean any shares of Common Stock, or any obligation, any share of stock or other security of the Corporation convertible into or exchangeable for Common Stock except for (1) up to 1,480,000 shares of Common Stock issued or issuable after the Original Issue Date to officers, directors, full-time employees or consultants of the Corporation pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement approved by the Board of Directors (which shall included the approval of the Series A Designee, the Series B Preferred Designee and the Series C Preferred Designee), (2) securities issued pursuant to the acquisition of all or part of another company by the Corporation by merger or other reorganization, or by the purchase of all or part of the assets of another company, pursuant to a plan, agreement or arrangement approved by the Board of Directors (which shall include the approval of the Series A Designee, the Series B Preferred Designee and the Series C Preferred Designee), (3) up to 200,000 shares of Common Stock and 312,500 shares of Series A Preferred Stock (including the issuance of warrants to purchase Common Stock or Series A Preferred Stock) issued in connection with bank financing or equipment leasing transactions or in connection with strategic partnering transactions approved by the Board of Directors (which shall include the approval of the Series A Designee, the Series B Preferred Designee and the Series C Preferred Designee), (4) shares issued pursuant to subsection 4(a) or 4(b) hereof, and (5) shares of Common Stock issued upon conversions of any Preferred Stock.

                            (A)    In the case of an issue or sale for cash
of shares of Common Stock, the "consideration actually received" by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.


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                            (B)    In case of the issuance (otherwise than
upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors (which shall include the approval of the Series A Designee, the Series B Preferred Designee and the Series C Preferred Designee).

                            (C)    In case of the issuance by the Corporation
in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration actually received" by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                            (D)    In case of the issuance or issuances by
the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (x) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                            (E)    The amount of the "consideration actually
received" by the Corporation upon the issuance of any rights or options referred to in subsection (E) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection
(F) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (C) and (D) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the "consideration actually received" by the Corporation upon the original issuance of such obligations or shares of stock so convertible or exchangeable shall be deemed to be the fair value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (E), or the termination of any right of


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


conversion or exchange referred to in subsection (F), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                            (F)    In the event this Corporation shall
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons or options or rights not referred to in this subsection (c), then, in each such case, the holders of the Preferred Stock shall be entitled to the distributions provided for in Section (1)(a) above, and no adjustment to the Conversion Price provided for in this subsection (c) shall be applicable.

              (d) NONIMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, without the consent of the holders of a majority-in-interest except as otherwise provided in the Certificate of Incorporation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

              (e) CERTIFICATE OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

              (f) COMMON STOCK RESERVE. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and it at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

       5.     VOTING RIGHTS.

              (a) Each share of Common Stock issued and outstanding shall have one vote, and each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of Common shares into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. The Preferred Stock and the Common Stock shall vote as a single class on all matters except as otherwise required by the Certificate of Incorporation or by law.

              (b) One (1) member of the Board of Directors shall be subject to election and removal by the holders of Common Stock voting as a separate class (the "Common Designee"). One (1) member of the Board of Directors shall be subject to election and removal by the holders of Series A Preferred Stock and the holders of Series A-1 Preferred Stock voting as a separate class on an as converted to Common Stock basis (the "Series A Designee"). One (1) member of the Board of Directors shall be subject to election and removal by the holders of Series B Preferred Stock and the holders of Series B-1 Preferred Stock voting as a separate class on an as converted to Common Stock basis (the "Series B Designee"). One (1) member of the Board of Directors shall be subject to election and removal by the holders of Series C Preferred Stock and the holders of Series C-1 Preferred Stock voting as a separate class on an as converted to Common Stock basis (the "Series C Designee"). All remaining members of the Board of Directors shall be subject to election and removal by the holders of Common Stock and Preferred Stock voting together as a separate class on an as converted to Common Stock basis.

       6.     REDEMPTION.

              (a) At any time on or after September 30, 2005 the Corporation shall, upon receipt of the written request (the "Redemption Request") of the holders of at least a majority of the then outstanding Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, redeem for cash out of any funds legally available therefor ratably from holders thereof, on each of the relevant Redemption Dates (as defined below), that number of shares of Preferred Stock equal to one-twelfth of the number of shares of Preferred Stock then outstanding. The redemption of each share of (i) (A) Series A Preferred Stock pursuant to this Section 6(a) shall be made at the Original Series A Issue price (as adjusted for any Recapitalization Event), (B) Series A-1 Preferred Stock pursuant to this
Section 6(a) shall be made at the Original Series A-1 Issue price (as adjusted for any Recapitalization Event), (C) Series B Preferred Stock pursuant to this Section 6(a) shall be made at the Original Series B Issue price (as adjusted for any Recapitalization Event), (D) Series B-1 Preferred Stock pursuant to this Section 6(a) shall be made at the Original Series B-1 Issue price (as adjusted for any Recapitalization Event), (E) Series C Preferred Stock pursuant to this Section 6(a) shall be made at the Original Series C Issue price (as adjusted for any Recapitalization Event), (F) Series C-1 Preferred Stock pursuant to this Section 6(a) shall be made at the Original Series C-1 Issue price (as adjusted for any Recapitalization Event), plus, in each case, (ii) an amount equal to the amount of all declared but unpaid dividends as of the relevant Redemption Date payable in accordance with Section 1(a)


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


above on each such share to be redeemed. The Corporation need not establish any sinking fund for redemption of the Preferred Stock. The total amount to be paid with respect to each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock is hereinafter referred to as the "Redemption Price."

              (b) The Redemption Request shall set forth the requested date of the redemption, which date in no event shall be fewer than twenty
(20) days nor more than sixty (60) days after the date of the Redemption Request, or such later date as the holders of at least a majority of the then outstanding Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock agree to in writing; provided that such date is not later than ninety (90) days after the date of the Redemption Request. Such date (the "Initial Redemption Date") and each of the subsequent eleven
(11) three-month anniversaries thereof are referred to herein collectively as the "Redemption Dates" and individually as a "Redemption Date." Within ten
(10) days of the Redemption Request, the Corporation shall give written notice by mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is deposited in the mail) of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for each such holder or given by the holder to the Corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying each such holder of the redemption to be effected, specifying the Initial Redemption Date and the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in
Section 6(d) below, on or after such Redemption Date, each holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

              (c) From and after the applicable Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all dividends (but not the Accretion Amount) on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock designated for redemption on such Redemption Date shall cease to accrue, all rights of the holders of such shares as holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred


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


Stock, Series C Preferred Stock and Series C-1 Preferred Stock on any Redemption Date are insufficient to redeem the total number of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

              (d) Three (3) days prior to the applicable Redemption Date, the Corporation shall deposit the applicable Redemption Price of all the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock designated for redemption on such Redemption Date with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by the Corporation pursuant to this Section 6(d) for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to Section 3 no later than the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 6(d) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

       7. PROTECTIVE PROVISIONS. So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the consent of at least two-thirds of the then outstanding shares of Preferred Stock voting together as a single class:

              (i) increase the authorized capital stock, or authorize or issue shares of Preferred Stock or any class of stock having any preference or priority as to any right superior to, or on parity with or similar to any such preference or priority of the Preferred Stock;

              (ii) amend, repeal or otherwise modify the Certificate of Incorporation, Bylaws of the Corporation or any stock option or purchase plan in a manner which adversely affects the rights, preferences and privileges of the Preferred Stock;

              (iii)  declare or pay any dividends on the Common Stock;

              (iv) redeem or repurchase the Corporation's equity securities other than the repurchase of Common Stock from individuals upon termination of their service with the Corporation pursuant to the terms of a Stock Purchase Agreement approved by the Board of Directors;

              (v) approve or authorize an acquisition by the Corporation of all or substantially all of the assets of another corporation, partnership, limited liability company, sole proprietorship or other entity or more than twenty percent (20%) of the voting power of such an entity;

              (vi) enter into any merger with or into another company, sell all or substantially all of the assets of the Company or enter into any transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is transferred;

              (vii) approve or authorize any voluntary or involuntary liquidation, recapitalization or reorganization of the Corporation;

              (viii) change the number of authorized directors; or

              (ix)   amend or repeal Section 7 hereof.

       8.     THE COMMON STOCK.

              (a) DIVIDEND RIGHTS. Subject to the prior rights of the holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets or the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

              (b) LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 hereof.

              (c)    REDEMPTION.  The Common Stock shall not be redeemable.

              (d) VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote per share and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


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


       IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this ______ day of ______________, 2000.



                                          ----------------------------------
                                          James P. McCormick, Secretary


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